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                                                                    EXHIBIT 10.7

                            STANDARD BUSINESS LEASE

      THIS AGREEMENT, made and executed this 6th day of July, 1994, by and between E. Carlton Wilton, hereinafter called the LANDLORD, and Dixie Sporting Goods, Inc. ID # 54 - 0789426 hereinafter called the TENANT.

      I. That for and in consideration of the mutual agreements and covenants herein contained, the Landlord does hereby lease and demise unto the Tenant, and the Tenant does hereby lease and take from the Landlord, the following described premises:

      Premises located in Henrico County, and more particularly described as 2400 Westwood Avenue, Richmond, VA 23230; which improvements are sometimes referred to as the facility, and which property and improvements, being sometimes hereinafter referred to as the demised premises.

      To have and to hold the demised premises for a term of Ten (10) Years + commencing on the 15th day of February, 1995, and fully ending at midnight on the last day of February, 2005. The base or minimum annual rental for said term shall be SEE RENT SCHEDULE Dollars per annum payable without deduction or demand in monthly installments of SEE RENT SCHEDULE Dollars each. The first month's rent is free such installments are due and payable on the execution of this agreement and the remaining installments are due and payable in advance on the first day of each ensuing month to and at the office of Landlord, 10625 Patterson Avenue, Richmond, Virginia, 23233 or such other place as the Landlord may direct in writing. THERE SHALL BE A LATE CHARGE OF TEN PERCENT (10%) DUE AND OWING ON ANY MONTHLY INSTALLMENT OF BASE OR MINIMUM ANNUAL RENTAL OR ADDITIONAL RENTAL RECEIVED BY LANDLORD MORE THAN FIVE (5) DAYS AFTER THE DUE DATE. In the event it shall be necessary to assess the late charge on two occasions during any one lease year, it shall be lawful for the Landlord at its election, to terminate this lease as though there had been a default in the payment of rent. There shall be a twenty-five dollar ($25.00) charge for any check received by the Landlord for base or minimum annual rental or additional rental or percentage as outlined in this lease which is returned as nonpayable for any reason.

      In the event Tenant opens for business prior to the commencement date as set out herein, then the term of this lease shall continue for the period commencing with the date the Tenant opens for business plus the period of the term as set out herein; and in such event all rental hereunder and all other charges will commence with the date the Tenant opens for business.

II. TENANT covenants and agrees:

      1. That he will pay all water, sewer, gas and electric bills, and other charges as the same become due and in addition a meter charge for the installation of a water meter at the time of the signing of this lease. (METER CHARGE NOT TO EXCEED *50.00.)

USE GOOD ORDER and REPAIR HAZARD INSURANCE

      2. That he will use said premise for the full term hereof, for Warehousing and wholesaling of sporting goods and business offices and for no other purpose whatsoever; and that he will not use, nor permit said premises or any part thereof to be used for any disorderly or unlawful purpose.

      3. (a) That he has received the facility and all fixtures, equipment and appurtenances thereto in good condition subject to tenants inspection and approval and shall keep in good repair, at its own expense, during the term of this lease, both the exterior and interior of the facility, as well as all of the entrances, on the demised premises, and also will keep in good repair, at its own expense, the heating equipment, water supply system, sewage disposal system, electric fixtures and systems, glass, air conditioning machinery, intercommunication system, the plumbing and any and all fixtures and appurtenances on the demised property. The Landlord shall not be called upon to spend any money or be responsible for replacement, repairs, upkeep or maintenance of any type during the term of the lease, the obligation for all of the aforesaid being exclusively that of the Tenant.

LANDLORD'S MAINTENANCE

      If there is a Landlord owned air conditioning and heating system serving the premises, the Landlord will contract for preventive maintenance checks, filter changes, repairs and replacements, and service. The Tenant agrees to pay the cost of such preventive maintenance calls, filter changes, and repairs and replacements for the units serving the Tenant's premises. The bills and invoices may be delivered directly to the Tenant by the contractor providing such services. At the end of the term or any renewals hereof, Tenant shall surrender the

WPI-Form 1-87 SBL                      1


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                  premises in good condition, normal wear and tear incident to
                  Tenant's [ILLEGIBLE], fire casualty or other causes beyond control of Tenant, excepted. Landlord shall not be chargeable with any liability by reason of negligence or otherwise for not making repairs to the property hereby leased and shall not be liable for any damages whatsoever in connection with the premises whether caused by the use of the premises, water, electricity, gas, heating equipment, air conditioning equipment, or otherwise to persons or property that the Tenant or any other person or persons may sustain on or about the demised premises. Said premises are to be used solely in accordance with the terms of this lease, and the Tenant shall take the same precautions to protect persons and property and shall have the same responsibilities with respect to the demised premises, as would be required of the Tenant if the demised property were its own. The Tenant shall indemnify, protect and hold Landlord harmless against any and all claims and expenses including attorney's fees which might arise against the Landlord by reason of the use of the demised premises during the term hereof, except failure by Landlord to perform its obligations under the lease, after commencement of lease.

      (b) Any improvement or changes including enlargements to the demised premises except those in Exhibit "B" shall be made at the expense of the Tenant. BEFORE MAKING ANY ALTERATIONS OR IMPROVEMENTS, THE WRITTEN CONSENT OF THE LANDLORD SHALL BE FIRST OBTAINED, which consent shall not be unreasonably withheld. All repair, improvements or alterations on the demised premises shall be deemed to be a part of the realty and shall become the property of the Landlord at the termination of this lease except those expressly agreed to in writing as not being a part of the realty. Any fixtures or equipment not permanently attached to the facility such as mechanical equipment and material handling furnished and installed by Tenant shall not be deemed to be part of the realty. No improvements or changes shall be made without obtaining all necessary permits.

      4. That he will not permit or do anything which would increase the rate of fire insurance upon said premises or any other premises owned or controlled by Landlord, and should said rate be increased by reason of Tenant's use of said premises, Tenant will pay to Landlord the difference in the fire insurance premiums over and above that existing, as of the date of this agreement when and as same become due and payable;

SIDEWALKS               5.    That he will keep the sidewalks, if any,
                  immediately abutting said premises free from obstructions of all nature, properly swept, and will remove snow and ice therefrom promptly after its accumulations.

INSPECTION              6.    That he will allow Landlord or his agent to have
                  access to the demised premises at any reasonable time for the purpose of inspection, or in the event of fire or other property damage, or for the purpose of making any repairs Landlord considers necessary or desirable.

NOTICE OF               7.    That he will give Landlord prompt notice of any
DEFECT defects or breakage in the structure, equipment, or fixtures of said premises.

ORDINANCES              8.    That he will, at his cost, promptly comply with
and               and carry out all orders, requirements, or conditions if
REGULATIONS       Tenant is now or hereafter, imposed upon him by the
                  ordinances, laws, and/ or regulations of the municipality in which said premises are located, or by any of its various departments, to be done or performed during the term of this agreement; insofar as they are occasioned by or required in the conduct of the business of Tenant.

SIGNS                   9.    That he will place no signs, awnings, or curtains
                  on any part of the exterior of said premises or on any show window, nor paint or improve in any manner whatsoever any brick or stone work, cornice work, mill work, or iron work on the said premises without the written consent of Landlord first had and obtained. *Which consent may not be unreasonably withheld or delayed.


WPI-Form 1-87 SBL                      2
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                            [Paragraphs 10-17 Intentionally Deleted]

                                     [See Addendum II No. 1]

                        18. That he shall maintain the demised premises in a
                  modern first-class, up-to-date manner.

CONTINUOUS              19. [Intentionally Deleted]
OPERATION
DUTY TO                 20. That he will at the end of this lease or any renewal
REMOVE or extension or sooner termination thereof, remove from the demised premises any ashes, dirt, rubbish or any refuse matter and leave same broom clean. Tenant shall have the right to remove any of its machinery or equipment attached to the premises provided it repairs any damages caused by such removal or pays Landlord the cost of repairing or replacing any portion of the demised premises damaged by such removal. All goods and property on the demised premises left after Tenant's removal shall be liable to distress, and may be distrained and sold for any rent in arrears, cost of repairs to the demised premises or fixtures thereof made necessary by misuse or neglect on the part of the Tenant, or cost of removing rubbish, refuse matter, or anything else found upon the premises.

RULES                   21. That he will abide by and use his best efforts to
                  cause his agents and employees to abide by any rules and regulations set out in this lease.

                        22. The Landlord reserves the right to inspect the
                  demised premises at all reasonable times and show the property through agents or otherwise to bonafide purchasers, or within one hundred eighty (180) days of the end of the original term or any extended term, or at any time after a notice of termination by either party to prospective tenants during which period "For Rent" or "For Sale "signs may be exhibited. Reasonable notice of Landlord's desire to make such an inspection or to show the property shall be given to Tenant, and it shall be conducted so as not to unreasonably interfere with the conduct by Tenant of its business.

      III. LANDLORD covenants and agrees:

QUIET                   1. That Tenant, paying the rent hereby performing and
POSSESSION:       observing the several covenants hereof, may peacefully hold and enjoy the said premises throughout the duration of this lease without any interruptions by the Landlord, his heirs, or assigns, or any person lawfully claiming through him.

SECURITY                2. That Landlord has received from Tenant the sum of $
                  Five Thousand no --- Dollars ($ 5,000.00), to be held as collateral security for the payment of any rentals and any other sums of money for which Tenant shall become liable to Landlord under this lease, and for the faithful performance by Tenant of all other covenants and agreements made herein. If Tenant shall default with respect to any covenant duty, or obligation of Tenant under this Lease, then the Security Deposit or any part thereof may be applied by Landlord (but Landlord shall not be obligated to do so) to the damages sustained by Landlord by reason of any such default or to indebtedness owing by reason of any failure of Tenant to make any required monetary payment under this Lease. No such application shall be construed as an agreement to limit the amount of Landlord's claim or as a waiver of any damage or release of any indebtedness, and any claim of Landlord under this Lease not recovered in full from the Security Deposit shall remain in full force and effect. At any time or times when Landlord has made any such application of all or any part of the Security Deposit, Landlord shall have the right (but not the obligation) at any time thereafter to request that Tenant pay to Landlord a sum or sums equal to the amounts so applied by Landlord so that Landlord will always be in possession of a sum equal to the amount of the Security Deposit stated above. Tenant shall make each such requested remittance within ten (10) days following such request from Landlord and each such remittance received by Landlord shall thereupon constitute a part of the Security Deposit subject to the terms and provisions hereof. Failure to make any such requested remittance within such ten (10) day period may be treated by Landlord as a failure by Tenant to make timely payment of rent and as an Event of Default; said deposit to be returned to Tenant after the termination of this lease provided. Tenant shall have made all such payments and performed all such covenants and agreements. SEE ADDENDUM II NO. 2

        IV. LANDLORD and TENANT mutually covenant and agree:

DEFAULT                 1. If Tenant should default in the payment of base or
                  minimum rent or additional rent all as herein referred to, or any part hereof, when the same falls due under the provisions hereof, and such default shall continue for ten (10) days after written notice thereof to Tenant, then it shall be lawful for Landlord, at its election, to declare said term ended and to re-enter the demised premises, or any part thereof, either with or without process of law and to expel, remove and put out Tenant, and all persons occupying under it, using such force as may be necessary in so doing, and to repossess the demised premises; provided, that the foregoing provisions for the termination of this lease agreement shall not operate to exclude or suspend any other remedy at law or in equity to which Landlord may be entitled, or for the recovery of said rent due hereunder; and provided further that the premises may be relet by Landlord for such rent, and upon such terms as the Landlord may see fit, and if a sufficient sum shall not be thus realized monthly, after paying the expenses of such reletting (including real estate commissions and attorney's fees), to satisfy the rent hereby reserved. Tenant agrees to satisfy and pay monthly all deficiencies arising during each month of the remaining term of this lease; AND PROVIDED FURTHER THAT IN ADDITION TO ALL REMEDIES NOW OR HEREAFTER AFFORDED IN THIS LEASE OR BY LAW, OR IN EQUITY FOR A DEFAULT IN RENT, THE LANDLORD SHALL CHARGE AND THE TENANT SHALL PAY, INTEREST ON THE UNPAID BASE OR MINIMUM RENTAL OR ADDITIONAL RENTALS AT THE THEN PRIME RATE OF INTEREST, OR 10%, WHICHEVER IS HIGHER, FOR THE PERIOD BEGINNING TEN (10) DAYS AFTER THE DUE DATE FOR EACH AMOUNT OF RENT DUE, UNTIL PAID IN FULL.

DEFAULT IN              In case the Tenant shall fail or neglect to keep and
PERFORMANCE       perform any of the covenants and agreements in this lease
                  other than the failure to pay rent or other monies, the Landlord, in addition to all other remedies now or hereafter afforded by law or in equity, may at its election, and after twenty (20) days written notice to the Tenant to cure a specified default, perform, if Tenant has not such covenants or agreements on behalf of Tenant or make good any default, and any amount or amounts which the Landlord shall advance on that behalf shall be considered as additional rent payable and shall be repaid by Tenant to the Landlord on demand, together with interest thereon from the date the advance is made at the then prime rate of interest or at the rate of ten (10%) percent per annum, whichever is higher. If the default is of such a character that same cannot be deemed cured within twenty (20) days after written notice from Landlord, such default shall nevertheless be deemed cured if Tenant takes prompt steps within said twenty (20) day period to cure same and prosecutes such steps with due diligence and continuity.

INSOLVENCY              2. If a petition in bankruptcy shall be filed by the
                  Tenant or the Tenant shall be adjudicated bankrupt or if the Tenant shall make a general assignment for the benefit of creditors or if any proceeding based upon the insolvency of the Tenant, a receiver of the property of the Tenant shall be appointed and shall not be discharged within sixty (60) days after such appointment or if Tenant shall abandon or vacate the premises for a period of thirty (30) days (except if Lessee vacates the premises due to fire or other causes beyond its control), then the Landlord may terminate this lease by giving written notice to the Tenant of its intention so to do; but neither bankruptcy, nor insolvency, nor an assignment for the benefit of creditors nor the appointment of a receiver, nor abandonment or vacation of the premises shall affect or terminate this agreement so long as the covenants on the part of the Tenant to be performed are being performed by the Tenant or someone claiming under it or the then owner of the demised term.

DESTRUCTION OF          3. If the demised premises be destroyed or damaged by
PREMISES fire, or other casualty, so as to render it untenantable, rent shall abate, and Landlord shall have the option to elect to rebuild or not by giving notice of its election in writing to Tenant within thirty (30) days after such occurrence. If Landlord elects to rebuild it shall do so within 120 days of payment of insurance proceeds applicable to this premise. If Landlord elects not to rebuild, this agreement to lease shall terminate as of the date of such damage or destruction without further liability on the part of either party to the other. If the demised premises are only partially untenantable, there shall be a pro-rata reduction in the rent for such time as may elapse until the demised premises are restored to a condition so as to be of as much value to the Tenant for its use as that damaged, and Landlord shall restore such damages as expeditiously as practicable. Unless five(5) years of the original term or renewal term remains or unless the Tenant renews so that there is, Landlord shall have the same options and rights as if the demised premises were fully untenantable. In the event of damage or destruction by fire or other casualty, all monies which Tenant or Tenant's insurer is required to pay Landlord under this agreement to lease shall be payable to Landlord or such lending institution or institutions as Landlord may designate.

                        4. If the demised premises shall be partially condemned
                  by public authorities, Landlord shall be in no way responsible for any resulting inconveniences or damages to Tenant, nor shall there be any reduction in the rent unless as a direct result of such occurrence part of the demised premises shall be rendered untenantable, in which case there shall be a reasonable reduction in the rent for such time as may elapse until the demised premises are again of as much value to the Tenant for its use as the one affected by such occurrence, and Landlord shall at its option proceed to make such repair and alterations or take such action as may be necessary to make the demised premises of as much value to Tenant as the one existing prior to such occurrence, subject, however, to the land remaining being sufficient for and reasonably susceptible to that purpose. If the condemnation be total, or the demolition of the demised premises, this agreement of lease shall terminate without any further liability on the part of either party to the other. Tenant shall not be entitled to participate in any condemnation award or settlement in lieu of same.

                        5. When used in this lease, the terms "partially
                  untenantable" and "partially condemned" shall mean an occurrence which deprives the Tenant of less than twenty-five percent (25%) of the use of the demised premises. If the parties are unable to agree on the extent of the effect of any such event on Tenant within twenty-one (21) days after notice given by either party to the other, the matter shall be submitted to binding arbitration under the rules and regulations of the American Arbitration Association and the costs divided between the parties.

LANDLORD                6. Landlord shall not be construed or held to be a
NOT A             partner or associate of the Tenant in the conduct of his
PARTNER           business; it being expressly understood that the relationship between the parties hereto is and shall remain at all times that of Landlord and Tenant.

                        7. The Landlord grants Tenant after first obtaining
                  approval, approval not to be unreasonably withheld or delayed, in writing the right assign or sublease the demised premises or any part thereof, but it is agreed between the parties that in the event of any subleasing or assignment the Tenant as well as his assignee or subleasee shall remain bound to all the terms and conditions of this lease including but not limited to the uses set out herein. The transfer or sale of a majority share of the shares of stock of a corporate Tenant, assignee or subleasee, shall be considered to be an assignment or sublease of the demised premises which is subject to the provisions of this paragraph. Landlord may convey the demised premises and assign this agreement to any person, firm or corporation, but any such conveyance and assignment shall be subject to all the terms and conditions hereof. If this lease is assigned or there is a subletting, Tenant agrees to pay Landlord the sum of $250.00.

See addendum II         8. Subject to the renewal provisions provided in Article
PARAGRAPH 11      1, page 1, should the Tenant hold its possession at expiration of the original term or any extended term of this lease, or after the termination of the lease, such holding over shall not be deemed to extend the term or renew same, but the tenancy thereafter shall continue on a month to month term upon all the covenants and conditions herein set forth. The minimum rent for such holdover period shall be four (4) times the monthly rate or rental in effect for the last month of the term. "Hold its possession" is defined to mean when the Tenant remains in possession of the demised property after either party hereto has given notice of its intention to terminate this lease pursuant to any provision of this lease.

                        9. If the Landlord shall be required by law to abate any
                  nuisance on the demised premises or to make any improvements or repairs which are not required of Landlord under the terms of this agreement, the Tenant will pay all costs and expenses thereof except for environmental contamination prior to the commencement of this lease or any other conditions prior to the commencement of this lease. If Tenant fails or refuses to abate such nuisance, Landlord may do so at tenant's cost and expense, Landlord shall give ten (10) days written notice to Tenant before having the work done and the materials furnished at Tenant's expense. Tenant shall comply with all lawful requirements of the local Health Board, Police and Fire Departments and municipal authorities respecting the manner in which it uses the demised premises and will have done at its expense any work in or upon the said premises which may be required or ordered by any law or lawful authority which is not the obligation of the Landlord. If Tenant after thirty
                  (30) days notice that such work has been thus required or ordered and shall have failed or refused to have it done, Landlord may do so at Tenant's expense. Tenant covenants and agrees the demised premises shall not be used or permitted to be used for any purpose in violation of any Federal, State or Municipal law. Any advances made by Landlord for Tenant's account under this paragraph shall be considered as additional rent and shall be due and payable the first of the month following the month in which they were made.

                        10. The failure of either party to insist, in any one or
                  more instances, upon strict performance of any of the covenants of this agreement, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option; but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the party so charged with the waiver.

                        11. Tenant may, at its own expense, and with the written
                  permission of Landlord, put such signs on the demised premises as it deems advisable, provided that all requirements as set forth in an exhibit attached hereto and all local ordinances and requirements of municipal authorities are complied with. Liability to others as a result of the construction or maintenance of said signs shall be solely that of Tenant and Tenant shall hold Landlord harmless in connection therewith. Tenant agrees that at the end of the term or any extension thereof it will remove said signs and place the facility in the same condition it was in before said signs were attached hereto.

WPI-Form 1-87 SBL                      4

                        12. Special Covenants:

                  1.    See attached exhibits:

                        "A" Site Plan
                        "B" Addendum I
                        "C" Space Plan
                        "D" Addendum II
                        "E" Addendum III

                        13. All costs of any action taken by Landlord or Tenant
                  to enforce this lease including attorney's fees of not less than 25% of any amount claimed by Landlord or Tenant shall be paid by losing party on demand.

                        14. The parties agree that if either so desire they will
                  execute a short form memorandum of lease which either may record at its own expense.

                        15. All notices required to be given to Landlord shall,
                  until Tenant is advised otherwise in writing, be given to Landlord at 10625 Patterson Avenue, Richmond, Virginia 23233. All notices required to be given to Tenant shall, until Landlord is advised otherwise in writing, to be given to Kenneth L. Caravati, President Dixie Sporting Goods 2400 Westwood Ave., Richmond, VA 23230

ESTOPPEL                16. Within ten (10) days after request therefor by the
CERTIFICATE       Landlord or any mortgages or trustee under a mortgage or deed of trust covering the leased premises, or if, upon any sale, assignment or other transfer of the leased premises by Landlord, and estoppel certificate shall be requested from Tenant. Tenant at its expense shall deliver to Landlord in recordable form a statement to any proposed mortgagee or other transferee, or to Landlord certifying any facts that are then true with respect to this Lease Agreement, including without limitation (if such be the case) that this Lease
                  Agreement is in full force and effect, that Tenant is in possession, that Tenant has commenced the payment of rent, that there have been no amendments to or modifications of this Lease Agreement and no prepayment of rental hereunder, and that there are no defenses or offsets to the Lease Agreement claimed by Tenant. Any reasonable and necessary cost involved should be paid by landlord.

                        17. Neuter pronouns are to be substituted for those of
                  the masculine form, and the plural is to be substituted for the singular number, in any place or places herein in which the context may require such substitution.

                        18. If the Tenant is an individual, homestead and all
                  other exemptions are hereby waived.

WPI-Form 1-87 SBL                      5

[FLOOR PLAN]

                                                          OFFICE/WAREHOUSE
                                                          2400 WESTWOOD AVENUE
                                                          SCALE: 1" = 30'
                                                          REV. 11-20-90

                                  EXHIBIT "A"

                                   ADDENDUM I

Landlord agrees to the following:

      1.    Replace roof.

      2. Demolish existing office space to leave approximately 4000 sq. ft. and build out remaining office space to standard warehouse/office finish per tenant's space plan and by mutual agreement of tenant and landlord.

      3.    Paint exterior of building medium gray.

      4. Deliver gas heat to warehouse capable of heating warehouse area to industry standard for bulk warehouse capable of maintaining 55 degrees in temperature on the lease commencement date.

      5. Tenant may at his own cost remove overhead doors from west side of building and replace with masonry brick. Tenant will paint the areas replaced at his own cost to match the rest of the building. All work will be completed in a workmanlike manner in keeping with the existing structure. Landlord shall receive possession of the doors and hardware upon removal.

      6. Insure HVAC in office is inspected and in working order at commencement of lease.

      7.    Install sprinkler system.

      8. Conform to ADA requirements (up to the mandated 20% of value of improvements).

      9. Adapt existing electrical lighting conduit to provide lighting consistent with industry standards for bulk warehouse and office use.

      10. Tenant has the right to sublease up to 50% of the premises without incurring $250.00 charge as mentioned on page four, paragraph seven, however, all of terms and conditions in paragraph 7, page 4, shall remain in full force and effect.

      11. Tenant shall pay four (4) times the monthly rental rate pursuant to page four, paragraph eight, only if Landlord obtains a written offer to lease or letter of intent from another party.

      12. Should the Landlord decide to sell the property, and upon receipt of a written offer acceptable to the landlord to purchase or a letter of intent to purchase from a party outside of the Wilton Family or companies, Tenant shall have five (5) business days in which to elect to purchase upon the same terms and conditions as presented to the landlord by the party outside the Wilton Family or Companies. In the event Landlord does not sell, tenant shall retain this right of first refusal.

      13. Tenant shall be obligated to pay up to $500.00 per repair or replacement for each portion of the HVAC, mechanical, or electrical system which require repair or replacement.

      14. Rent shall escalate at the rate of 3.5% annually. (See rent schedule)

      15. Landlord shall be responsible for roof, downspouts, gutters, and flashing except for damage caused by tenant or his invitees.

      16. Tenant can use the existing sign on top of the building and the circular sign on the side of the premises, provided usage is approved by municipal authorities.

                                    EXHIBIT B

                               A D D E N D U M II

1. The Tenant, at his option, may provide fire and extended insurance coverage for the property. Said coverage must match or exceed that coverage which is in place by Landlord. In no event shall Tenant allow said coverage to lapse at any time. A copy of the policy obtained by the Tenant shall be promptly provided to Landlord.

2. The $5000 security deposit placed by the Tenant and held by Landlord shall, over the term of the lease, accrue interest in favor of the Tenant and shall be returned to Tenant as provided in those stipulations pertaining to the security deposit described herein.

3. Personal guarantees will not be required and shall lapse after the first three years of the lease term on November 1, 1997, however, Dixie Sporting Goods Company, Inc., must maintain a debt-to worth ratio of 1.00 to 1.00 or lower and a minimum tangible net worth of $986,000 which will be confirmed via the company's annual financial statement. Should either of these conditions not be met, the personal guarantees would be reinstated for a minimum of one year or until such time as the company can show that the minimum requirement have been re-established.

                              A D D E N D U M III

      Landlord has agreed to permit Tenant to place certain of its personal property and/or fixtures and equipment upon the premises after January 15, 1995 prior to the inception date of the lease for the occupancy of the demised premises and in consideration for Landlord's permission, Tenant hereby agrees to:

      (1) Comply with all laws, rules and regulations with respect to said use.

      (2) Be responsible for the payment of any and all charges, additions, changes, and any additional cost to Landlord which may directly or indirectly arise out of or occur as a result of such prior use.

      (3) To save and hold Landlord harmless from any and all claims, demands, suits, actions, damages, liabilities, losses, costs and expenses, including, but not limited to, attorneys fees and costs incurred in the defense thereof, arising from or in any way related to the Tenant's use of the demised premises prior to February 15, 1995.

      (4) Comply with all of the other terms and conditions of the lease itself.

                                   EXHIBIT - E

                                  RENT SCHEDULE
                              2400 WESTWOOD AVENUE
                           DIXIE SPORTING GOODS, INC.

Base Rent 95 Year 1         $ 6,198.00/Mo.
          96 Year 2         $ 6,415.00/Mo.
          97 Year 3         $ 6,640.00/Mo.
          98 Year 4         $ 6,870.00/Mo.
          99 Year 5         $ 7,112.00/Mo.
          00 Year 6         $ 7,361.00/Mo.
          01 Year 7         $ 7,619.00/Mo.
          02 Year 8         $ 7,886.00/Mo.
          03 Year 9         $ 8,160.00/Mo.
          04 Year 10        $ 8,447.00/Mo.

      This Lease Agreement, executed by the parties in duplicate, merges all the understanding and agreements between the parties hereto and shall constitute the entire lease agreement.

      WITNESS the following signatures and seals:

ATTEST:                                  LANDLORD

________________________________         By /s/ [ILLEGIBLE]
           Secretary                        ------------------------- (SEAL)
                                                   Chairman President

ATTEST:                                  TENANT

________________________________         By /s/ Kenneth L. Caravati
           Secretary                        ------------------------ (SEAL)
                                            Kenneth L. Caravati

                                         By /s/ C. Michael Caravati
                                            ------------------------ (SEAL)
                                            C. Michael Caravati

                               G U A R A N T E E

All obligations of the Tenant hereunder are hereby guaranteed: For 3 Years

           SEE ADDENDUM II NO.3          /s/ Kenneth L. Caravati
                                         ------------------------ (SEAL)
                                         Kenneth L. Caravati

                                         /s/ C. Michael Caravati
                                         ------------------------ (SEAL)
                                         C. Michael Caravati
STATE OF VIRGINIA,

_______________ OF ________________, to-wit:

      I, _____________________, a Notary Public in and for the__________________
aforesaid, in the State of Virginia do certify that ___________________________, whose name as _________________________ of _____________________________________
is signed to the foregoing writing bearing date on the ___________ day of __________________, 19____, personally appeared before me this day in my said
_____________________, and in the name and on behalf of __________________, acknowledged the said writing as the act and deed of the said corporation and that the seal affixed to said writing is the true corporate seal of the said corporation and that it has been hereto affixed by due authority.

      Given by hand this _____________________________________

      My Commission expires: _________________________________

                             _________________________________
                                       Notary Public

STATE OF__________________________________

_______________ OF ________________, to-wit:

      I, _____________________, a Notary Public in and for the _________________
aforesaid, in the _________________________ of ___________________ do certify that ________________________, whose name as ___________________________________
of _________________________________ is signed to the foregoing writing bearing date on the ___________ day of _______________, 19_____, personally appeared before me this day in my said ______________________, and in the name and on behalf of ____________________, acknowledged the said writing as the act and deed of the said corporation and that the seal affixed to said writing is the true corporate seal of the said corporation and that it has been hereto affixed by due authority.

      Given by hand this _____________________________________

      My Commission expires: _________________________________

                             _________________________________
                                       Notary Public

WPI-Form 1-87 SBL                      6

                                AGENCY AGREEMENT

The Landlord hereby covenants and agrees with Goodman, Segar, hogan, & Hoffler, Inc that in consideration of its services in procuring this Lease, it shall be entitled to a commission of four (4%) Percent during the existence of this Lease, or any continuance or renewal hereof, at the same or different rent, or with the same or different covenants, or during the occupancy of the premises by the Tenant or his successors or assigns, and no transfer, assignment, or release by the Landlord shall affect this contract of agency as herein set forth. It is especially covenanted that the Agent shall be entitled to said commission on the base rental collected from the premises, less any legal cost incurred and not recovered in collecting same, irrespective of whether said rents be collected by or paid to the Agent, or to the Landlord, or to some other persons, firm, or corporation. Based on the portion of the rental income subject to commission, the commission due and payable during the first year of this Lease is $2,727.12 per annum, payable quarterly upon billing. This paragraph shall be binding only so long as Goodsman, Segar, Hogan, & Hoffler, Inc or successors is active in the real estate business in the Richmond Metropolitan area.

LANDLORD: E. Carlton Wilton            AGENCY: Goodman, Segar, Hogan, & Hoffler

By /s/ [ILLEGIBLE]                     By /s/ [ILLEGIBLE]
   -------------------------------        ----------------------------------

Date 9-16-94                           Date 9/16/94

                                    AGENT: Manfred Duggins

                                    By /s/ Manfred W. Duggins
                                       ---------------------------------

                                    Date 9-16-94

                                    EXHIBIT D